Exhibit 32.1

Sarbanes-Oxley Act of 2002, Section 906 Certification for Chairman of the Board and Chief Executive Officer

I, Mark A. Schroeder, Chairman of the Board and Chief Executive Officer of German American Bancorp, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that:

(1) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of German American Bancorp, Inc.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

May 9, 2013
Date

/s/ Mark A. Schroeder
Mark A. Schroeder
Chairman of the Board and
Chief Executive Officer